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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        Synovis Life Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                         SYNOVIS LIFE TECHNOLOGIES, INC.

                                                                January 12, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Synovis Life Technologies, Inc. The meeting will be held on Thursday, March 8, 2007, at 3:45 p.m., at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting, which will consist of the election of directors and voting on a proposal to approve a new rights agreement.

Whether or not you can attend the meeting, please complete, sign, and mail the enclosed proxy card promptly so that your shares can be voted at the meeting according to your instructions.

                                   Sincerely,

                                   /s/ Richard W. Kramp

                                   Richard W. Kramp
                                   President and Chief Executive Officer

                         SYNOVIS LIFE TECHNOLOGIES, INC.
                            2575 University Avenue W.
                         St. Paul, Minnesota 55114-1024

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MARCH 8, 2007

                                ----------------

The Annual Meeting of Shareholders of Synovis Life Technologies, Inc. (the "Company") will be held at 3:45 p.m., local time, on Thursday, March 8, 2007, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota for the following purposes as described in more detail in the accompanying Proxy
Statement:

      1) To elect seven (7) directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

      2)    To vote on a proposal to approve the Company's Rights Agreement.

      3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on January 8, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

All shareholders are invited to attend the Annual Meeting in person. Whether or not you are able to attend, please be sure you are represented at the Annual Meeting by promptly completing and returning the accompanying proxy card. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Corporate Secretary of the Company, by executing a later-dated proxy, or by attending the Annual Meeting and voting in person.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/ Brett Reynolds

                             Brett Reynolds
                             Vice President of Finance, Chief Financial Officer and Corporate Secretary

January 12, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE DATE AND SIGN THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEARS ON THE CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                         SYNOVIS LIFE TECHNOLOGIES, INC.
                            2575 University Avenue W.
                         St. Paul, Minnesota 55114-1024

                            -------------------------

                               PROXY STATEMENT FOR
                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MARCH 8, 2007

                              --------------------

                                  INTRODUCTION

The Annual Meeting of Shareholders of Synovis Life Technologies, Inc. (the "Company") will be held at 3:45 p.m., local time, on Thursday, March 8, 2007, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The Company will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock (the "Common Stock"). Company directors, officers and employees may, without compensation other than their regular compensation, solicit proxies by telephone, personal conversation, facsimile or other electronic communication. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Corporate Secretary of the Company, by filing a duly executed proxy bearing a later date with the Corporate Secretary of the Company, or by attending the Annual Meeting and voting in person. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but lack any such specification will be voted in favor of the election of each of the director nominees listed in this Proxy Statement, and for the proposal to approve the Company's Rights Agreement.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES NAMED HEREIN AND FOR THE PROPOSAL TO APPROVE THE RIGHTS AGREEMENT.

The Company expects that this Proxy Statement, the Proxy Card and Notice of Meeting will first be mailed to shareholders on or about January 26, 2007.

                                VOTING OF SHARES

Only holders of record of shares of Common Stock at the close of business on January 8, 2007 will be entitled to vote at the Annual Meeting. On January 8, 2007, the Company had ________ outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at theAnnual Meeting. The holders of 33-1/3% of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card indicating any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 1, 2006, unless otherwise noted, (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director and each nominee, (c) by each executive officer named in the Summary Compensation Table below, and (d) by all executive officers and directors as a group. Unless otherwise noted, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares indicated. The address for each of our executive officers and each of our directors is Synovis Life Technologies, Inc., 2575 University Ave. W., St. Paul, Minnesota, 55114.

                                                                    NUMBER OF SHARES       PERCENTAGE
BENEFICIAL OWNER                                                  BENEFICIALLY Owned (1)    OWNERSHIP
----------------                                                  ----------------------   -----------
The TCW Group, Inc.(2)
on behalf of the TCW Business Unit                                     1,863,810              15.4%
865 South Figueroa Street
Los Angeles, CA 90017

Dimensional Fund Advisors, Inc.(3)
1299 Ocean Avenue 11th Floor                                             622,043               5.1%
Santa Monica, CA 90401

Perkins Capital Management, Inc.(4)
730 East Lake Street                                                     207,850               1.7%
Wayzata, MN 55391-1769

William G. Kobi(5)                                                        42,000                 *

Mark F. Palma(6)                                                          18,159                 *

Richard W. Perkins(7)                                                    176,500               1.5%

Timothy M. Scanlan(8)                                                     60,000                 *

Sven A. Wehrwein(9)                                                       18,000                 *

Karen Gilles Larson(10)                                                  181,175               1.5%

Richard W. Kramp(11)                                                      61,363                 *

David A. Buche(12)                                                        26,520                 *

Mary L. Frick(13)                                                         30,977                 *

B. Nicholas Oray, Ph. D.(14)                                              44,745                 *

All Executive Officers and Directors as a Group                          852,492               6.8%
(12 persons) (15)

* Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of December 1, 2006, there were 12,117,777 shares of Common Stock outstanding.

(2) The number of shares is based upon a Schedule 13G-A dated August 10, 2006 reporting beneficial ownership as of July 31, 2006. The Schedule was filed by TCW Group, Inc. ("TCW") on behalf of itself and its direct and indirect subsidiaries (including Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company), which collectively constitute the "TCW Business Unit." TCW Group further reported that its ultimate parent company, Societe Generale S.A. ("SG"), may be deemed to control TCW, and that executive officers and directors and direct and indirect subsidiaries of SG (including all business units except the TCW Business Unit) may beneficially own shares of Common Stock, that such shares were not reported in the Schedule, that SG disclaims beneficial ownership of shares beneficially owned by the TCW Business Unit, and that the TCW Business Unit disclaims beneficial ownership of shares of Common Stock beneficially owned by SG and any of SG's other business units. TCW reported that the TCW Business Unit does not have sole voting power as to any of the reported shares, has shared voting power as to 1,091,420 of the reported shares and has shared dispositive power as to all of the reported shares.

(3) The number of shares is based upon a Schedule 13-G filed on February 6, 2006 reporting beneficial ownership as of December 31, 2005. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds"). In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. Dimensional reported that they have shared voting power and shared dispositive power as to all 622,043 of the reported shares, but disclaims beneficial ownership of such securities.

(4) Excludes shares beneficially owned by Richard W. Perkins, a director of the Company and the controlling shareholder of Perkins Capital Management, Inc. ("PCM"), a registered investment advisor. PCM disclaims beneficial ownership of the 207,850 shares (the "PCM Shares"), which are held for the account of its clients. Of the 207,850 shares, PCM has sole dispositive power with regard to all such shares and sole voting power over 84,000 of such shares.

(5) Includes 39,000 shares Mr. Kobi has the right to acquire within 60 days upon the exercise of options.

(6) Includes 18,000 shares Mr. Palma has the right to acquire within 60 days upon the exercise of options.

(7) Includes 5,000 shares held by the Perkins Foundation and 129,500 shares held by various trusts of which Mr. Perkins is the sole trustee. Also includes 42,000 shares Mr. Perkins has the right to acquire within 60 days upon the exercise of options. Excludes the 207,850 PCM Shares. Mr. Perkins disclaims beneficial ownership of the PCM Shares.

(8) Includes 47,000 shares Mr. Scanlan has the right to acquire within 60 days upon the exercise of options.

(9) Consists entirely of 18,000 shares Mr. Wehrwein has the right to acquire within 60 days upon the exercise of options.

(10) Includes 68,970 shares Ms. Larson has the right to acquire within 60 days upon the exercise of options.

(11) Includes 39,907 shares Mr. Kramp has the right to acquire within 60 days upon the exercise of options.

(12) Includes 20,370 shares Mr. Buche has the right to acquire within 60 days upon the exercise of options.

(13) Includes 23,616 shares Ms. Frick has the right to acquire within 60 days upon the exercise of options.

(14) Includes 21,052 shares Dr. Oray has the right to acquire within 60 days upon the exercise of options.

(15) Includes 379,686 shares which may be acquired within 60 days upon the exercise of options.

                              ELECTION OF DIRECTORS

NOMINATION

Effective January 3, 2007, the Board increased the number of directors by one to a total of seven (7), and appointed as a director Mr. Richard W. Kramp, President and Chief Executive Officer of the Company, upon his promotion to Chief Executive Officer.

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated the seven (7) individuals named below to serve as directors of the Company until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified. All of the nominees are currently members of the Board.

Each nominee will be elected by a plurality of the votes cast. The seven director nominees receiving the highest vote totals will be elected. Shares represented by proxies that contain instructions to "withhold" voting authority on one or more nominees will not affect the election of nominees receiving a plurality of the votes cast. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other occurrence.

INFORMATION ABOUT NOMINEES

The following information has been furnished to the Company, as of January 8, 2007, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

                                                                                       Director
     Name                    Age                   Title                                Since
     ----                   -----                  -----                               --------
Timothy M. Scanlan            60    Chairman of the Board and Director                   1997

Richard W. Kramp              61    President, Chief Executive Officer and Director      2007

William G. Kobi               62    Director                                             1998

Karen Gilles Larson           64    Director                                             1997

Mark F. Palma                 48    Director                                             2004

Richard W. Perkins            76    Director                                             1987

Sven A. Wehrwein              55    Director                                             2004

OTHER INFORMATION ABOUT NOMINEES

Timothy M. Scanlan. Mr. Scanlan has served on the Board of the Company since 1997 and as Chairman of the Board since 1998. Mr. Scanlan serves as President and Chief Executive Officer of the Scanlan Group of Companies, established in 1921. The Group, consisting of Scanlan International, Inc., Surgical Technologies, Inc., McLean Medical and Scientific, Scanlan WorldWide, Inc., Vascular Innovations, Inc. and Scanlan Group BV, designs, manufactures and distributes medical and surgical products and provides related services worldwide. Mr. Scanlan serves on the Board of Directors of Automated Management Technologies, a privately held company, and the Lillehei Surgical Society.

Richard W. Kramp. Mr. Kramp was named Chief Executive Officer of the Company effective January 3, 2007. Mr. Kramp has served as President of the Company since June 2006. From August 2004 to May 2006, he served as President and Chief Operating Officer of the Company's interventional business. Prior to joining the Company, Mr. Kramp most recently served as the President and Chief Operating Officer of Medical CV, Inc. From 1988 to 2003, Mr. Kramp served as President and Chief Operating Officer, and then President and Chief Executive Officer, as well as a director of ATS Medical. From 1978 to 1988, Mr. Kramp held sales and marketing positions at St. Jude Medical, serving as Vice President of Sales and Marketing from 1981 to 1988. Earlier, Mr. Kramp held sales management positions with Life Instruments, Inc., and engineering positions with Cardiac Pacemakers, Inc., now part of Boston Scientific Corporation. Mr. Kramp has also served on the boards of C.A.B.G., Inc., Enpath Medical, Inc., Optical Sensors, Inc. and the Lillehei Surgical Society.

Karen Gilles Larson. Ms. Larson served as Chief Executive Officer of the Company from July 1997 until January 2, 2007 and has served as a Director of the Company since August 1997. Ms. Larson also served as President of the Company from July 1997 to June 2006. Prior to July 1997, Ms. Larson held the positions of Chief Financial Officer of the Company from December 1990, Vice President of Finance from 1989 and Secretary of the Company from November 1991. Ms. Larson served as the Director of Finance and Administration of the Company from April 1989 to December 1989.

William G. Kobi. Mr. Kobi has served on the Board of the Company since 1998. Mr. Kobi has served as President, Chief Executive Officer and a director of Acumen Healthcare Solutions, Inc. since May 1997. Acumen is a medical software systems company, founded in 1997, involved in the electronic data collection for clinical trials, medical device tracking and managed care. From 1988 to April 1997, Mr. Kobi was owner of Kobi's Karvings and Log Home Supply, a non-medical business in northern Minnesota. From 1976 to 1988, Mr. Kobi was employed by SciMed Life Systems Inc., in the positions of Director of Sales, Director of Marketing, Director of International Sales and as Vice President of Worldwide Sales for its cardiovascular division.

Mark F. Palma. Mr. Palma has served on the Board of the Company since 2004. He is a partner at Hinshaw & Cullberston LLP, a Chicago-based law firm, where he specializes in corporate and business law. He has extensive business and taxation experience, and is a certified public accountant. He received his law degree from William Mitchell College of Law, and a master's in business administration from Minnesota State University. Mr. Palma serves on the Board of Directors of Allen Interactions, Inc., Tri-State Drilling, Inc. and Aloe Up International, LLC., each of which are privately held companies. He is a former chair of the Hennepin County, Minnesota Bar Association Tax Section.

Richard W. Perkins. Mr. Perkins has served on the Board of the Company since 1987. He has served as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, since 1984. Mr. Perkins also serves on the Board of Directors of the following public companies: LifeCore Biomedical, Inc., Nortech Systems, Inc. and Vital Images, Inc. He is a certified financial advisor.

Sven A. Wehrwein. Mr. Wehrwein has served on the Board of the Company since 2004. He has over 25 years experience in corporate finance and investment banking, including serving as Chief Financial Officer of InStent Inc. and Digi International. Since 1999 he has provided financial-consulting services to emerging growth companies. Mr. Wehrwein also serves on the Board of Directors of the following public companies: Image Sensing Systems Incorporated, Uroplasty, Inc., and Vital Images, Inc. He received his master's of science in management from the Sloan School at the Massachusetts Institute of Technology and is a certified public accountant.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board met seven times during the fiscal year ended October 31, 2006. Each of the directors attended, either in person or by telephonic conference, all of the meetings of the Board and all such committees on which such director served during the 2006 fiscal year, with the exception of one director who was unable to attend one Audit Committee meeting. Our Board of Directors has adopted a policy requiring all directors to attend our annual meetings of shareholders and all directors did attend last year's annual meeting.

The committees of the Board and the current members of those committees are listed below:

         Audit                   Compensation          Nominating & Governance
         -----                   ------------         --------------------------
Sven A. Wehrwein (Chair)     Mark F. Palma (Chair)    Timothy M. Scanlan (Chair)
William G. Kobi              William G. Kobi          Mark F. Palma
Richard W. Perkins           Richard W. Perkins       Sven A. Wehrwein

     Investment Review
     -----------------
Richard W. Perkins (Chair)
Sven A. Wehrwein

Each of Mr. Scanlan, Mr. Kobi, Mr. Palma, Mr. Perkins and Mr. Wehrwein are "independent" as defined under current Nasdaq Global Stock Market listing standards for directors generally; accordingly, all of the above committees were comprised solely of independent directors.

The Audit Committee is responsible for selecting Company's auditors and reviewing the services performed by such auditors, including reviewing the annual financial statements, the scope of the annual audits, the fees to be paid to the auditors and the adequacy of the Company's internal controls for compliance with corporate policies and directives. The Audit Committee receives the auditors' report and may recommend changes in the accounting systems of the Company, if so warranted. See "Audit Committee Report" below. During fiscal 2006, the Audit Committee met six times.

The Compensation Committee's function is to determine compensation for the officers and directors of the Company, to provide for management continuity and to administer the Company's stock-based compensation plans. See "Compensation Committee Report on Executive Compensation" below for a more detailed discussion of the function of the Compensation Committee. During fiscal 2006, the Compensation Committee met nine times.

The Nominating and Governance Committee is responsible for the broad range of issues surrounding composition and operation of the Board of Directors, including the selection and nomination of qualified director candidates. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is not available on our website but has been filed as an appendix to this proxy statement. The Nominating and Governance Committee met four times in fiscal 2006.

The Nominating and Governance Committee has historically identified director nominees based upon suggestions by outside directors, management members or shareholders, and has evaluated those persons on its own, without any paid, third-party assistance. The Company seeks directors who possess integrity, a high level of education and/or business experience, broad-based business acumen, strategic thinking and a willingness to share ideas, a network of contacts and diversity of experiences, expertise and background. The Nominating and Governance Committee uses these criteria to evaluate potential nominees, and does not evaluate proposed nominees differently depending upon who has made the proposal.

The Nominating and Governance Committee will consider proposed nominees whose names are submitted to it by shareholders; however, it does not have a formal process for that consideration. The Nominating and Governance Committee has not adopted a formal process because it believes that its informal consideration process has been adequate, given the historically small number of shareholder recommendations. The Nominating and Governance Committee reviews periodically whether a more formal policy should be adopted.

The Investment Review Committee was formalized in May 2006 to set policy for and monitor the Company's investment portfolio. During fiscal 2006, the Investment Review Committee met two times.

Any shareholder who desires to recommend a nominee must submit a letter, addressed to the Corporate Secretary of the Company at 2575 University Avenue W., St. Paul, Minnesota, 55114-1024, and which is clearly identified as a "Director Nominee Recommendation." All recommendation letters must identify the author as a shareholder and provide a brief summary of the candidate's qualifications, as well as contact information for both the candidate and the shareholder. Any shareholder recommendations for the next Annual Meeting must be submitted by September 28, 2007 to assure time for meaningful consideration and evaluation of the nominees by the Nominating and Governance Committee.

DIRECTORS' COMPENSATION

The Board meets periodically throughout the year and immediately prior to the annual meeting of the Company's shareholders.

In fiscal 2006, non-employee directors received compensation of $1,000 per month for Board membership, $1,000 for each Board meeting attended, and were reimbursed for out of pocket expenses incurred in attending Board meetings. During fiscal 2006, Committee members received additional compensation of $750 for each Audit and/or Compensation Committee meeting attended. Subsequent to June 1, 2006, Committee members received additional compensation of $750 for each Investment Review and/or Nominating and Governance Committee meeting attended. Additionally, due to the time requirements involved, the chairman of the Board received an annual stipend of $4,000 per year, and the chairs of the Audit Committee and Compensation Committee each received an annual stipend of $2,000.

In fiscal 2007, non-employee directors will receive compensation of $1,000 per month for Board membership and $1,000 for each Board meeting attended and will be reimbursed for out of pocket expenses in connection with attending a Board meeting. Committee members will receive additional compensation of $750 for each Audit, Compensation, and/or Nominating and Governance Committee meeting attended and $500 for each Investment Review Committee meeting attended. The chairman of the Board will receive an annual stipend of $4,000 per year, the chair of the Audit Committee will receive an annual stipend of $3,000, and the chair of the Compensation Committee will each receive an annual stipend of $2,000.

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

As noted above, the Audit Committee consists of Mr. Kobi, Mr. Perkins and Mr. Wehrwein. The Board of Directors has determined that both Mr. Perkins and Mr. Wehrwein qualify as an "audit committee financial expert," as defined under applicable SEC rules and regulations, and that all Audit Committee members meet applicable Nasdaq Global Market independence standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which has been filed as an appendix to this proxy statement.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its general oversight responsibilities to the shareholders of the Company and others relating to the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of the Company's internal accounting and financial controls and the performance of the independent auditor. In doing so, the Audit Committee is responsible for maintaining free and open communication between the Audit Committee, management, and the independent auditor.

AUDIT COMMITTEE REPORT

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2006

Prior to the Annual Meeting of Shareholders, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2006 with the Company's management. Further, the Audit Committee has discussed with Deloitte and Touche LLP ("D&T"), the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

Also, prior to the Annual Meeting of Shareholders, the Audit Committee has received the written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and the Audit Committee has discussed the independence of D&T with that firm.

Based on the Audit Committee's discussions with the Company's management and D&T, and the review noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2006 for filing with the SEC.

            Members of the Audit Committee:
               Sven A. Wehrwein (Chair)
               William G. Kobi
               Richard W. Perkins

FEES OF INDEPENDENT AUDITORS

AUDIT FEES

Audit fees billed by D&T for services rendered in auditing the Company's financial statements and reviewing the financial statements included in the Company's quarterly reports on Form 10-Q for fiscal 2006 and 2005 totaled $393,000 and $388,000, respectively. Included in fiscal 2006 and fiscal 2005 audit fees are fees for attestation services relating to the report on the Company's internal controls as specified in Section 404 of the Sarbanes-Oxley Act.

AUDIT-RELATED FEES

Audit-related fees billed by D&T for services rendered in auditing the Company's 401(k) plan for fiscal 2006 and 2005 totaled $15,000 and $10,000, respectively.

TAX FEES

Tax-related fees billed by D&T for services rendered in tax payment estimates, tax return preparation and tax planning during fiscal 2006 and 2005 totaled $43,000 and $35,000, respectively.

ALL OTHER FEES

No fees were paid to D&T in fiscal 2006 and 2005 for services other than as provided above.

PRE-APPROVAL POLICIES

The Audit Committee has not adopted a formal policy regarding the pre-approval of audit and permissible non-audit services provided by the Company's independent auditors. It is the Audit Committee's procedure to approve of any engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project. Projects are approved at the regular meetings of the Audit Committee. If a project requiring pre-approval arises between meetings, the Audit Committee Chair reviews the project and provides the required pre-approval, provided that such pre-approval is subsequently presented to the entire Audit Committee at its next meeting.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth the cash and non-cash compensation paid or earned during the fiscal years ended October 31, 2006, 2005 and 2004 by the Chief Executive Officer of the Company and the four named executive officers of the Company at fiscal year end whose salary and bonus exceeded $100,000 in the fiscal year ended October 31, 2006.

                           SUMMARY COMPENSATION TABLE

                                                              Annual Compensation      Long-Term Compensation
                                                            -----------------------   ------------------------
                                                                                        Securities Underlying
Name and Principal Position                          Year   Salary ($)    Bonus ($)          Options (#)
---------------------------                          ----   ----------   ----------   ------------------------
Karen Gilles Larson(2)                               2006   $  375,000   $   15,000                 -
Chief Executive Officer                              2005      350,000       39,000            18,337
                                                     2004      350,000       14,000             1,396

Richard W. Kramp(3)                                  2006   $  225,000   $    4,500                 -
President of Synovis Life                            2005      200,000        8,000            13,907
Technologies, Inc.                                   2004       27,000(1)         -            26,000


David A. Buche                                       2006   $  187,000   $    7,480                 -
Vice President and COO of                            2005      180,000        7,200            13,716
Synovis Surgical Innovations                         2004      167,354        5,080             6,654

Mary L. Frick                                        2006   $  170,000   $    6,800                 -
Vice President of Regulatory                         2005      162,750        6,510            11,551
Affairs, Quality Assurance                           2004      155,000        6,200               618
and Clinical Affairs

B. Nicholas Oray, Ph.D                               2006   $  171,500   $    6,860                 -
Vice President of Research and                       2005      166,500        6,660            11,587
Development                                          2004      162,000        3,888               646

(1) Mr. Kramp's hire date was August 30, 2004. His 2004 compensation reflects salary earned from August 30, 2004 through October 31, 2004.

(2) Ms. Larson retired as Chief Executive Officer of the Company effective January 2, 2007.

(3) Mr. Kramp was named Chief Executive Officer of the Company effective January 3, 2007. Mr. Kramp was named President of Synovis Life Technologies, Inc. effective June 26, 2006. Prior to June 26, 2006, Mr. Kramp served as President and Chief Operating Officer of Synovis Interventional Solutions, Inc.

OPTION GRANTS AND EXERCISES

The Company did not grant any stock options to any employees in fiscal 2006.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES



                                  Shares                    Number of Securities Underlying          Value of Unexercised
                                 Acquired                       Unexercised Options at              In-the-Money Options at
                                    on                             October 31, 2006                   October 31, 2006(2)
                                 Exercise      Value       ---------------------------------   ---------------------------------
             Name                  (#)(1)   Realized ($)     Exercisable      Unexercisable      Exercisable      Unexercisable
---------------------------     ----------  ------------   ---------------   ---------------   ---------------   ---------------
Karen Gilles Larson                62,634   $    273,275        76,170              -           $    158,664        $       -

Richard W. Kramp                        -   $          -        39,907              -           $          -        $       -

David A. Buche                          -   $          -        20,370              -           $          -        $       -

Mary L. Frick                       3,325   $     11,264        23,616              -           $     30,496        $       -

B. Nicholas Oray, Ph.D                  -   $          -        21,052              -           $     16,660        $       -


(1) The Company's option plans generally provide that the exercise price of options must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Compensation Committee, in its sole discretion, and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a broker exercise notice or previously acquired shares.

(2) Based upon the fair market value of the underlying Common Stock on October 31, 2006 of $7.38, the last reported sale price of a share of Common Stock during the regular trading session, as reported by the Nasdaq Global Market, less the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

The Compensation Committee is currently composed of three of the Company's independent directors. The Compensation Committee's responsibilities are to:

- Review and recommend to the Board compensation policies and compensation levels for the Company's executive officers and directors;

-     Review and recommend to the Board plans to provide management continuity;
      and

- Administer the Company's stock-based compensation plans. The Compensation Committee determines who will participate in such plans and the extent and terms of such participation, and approves all transactions involving stock-based compensation.

The Compensation Committee's objectives in recommending executive compensation policies and compensation levels for the Company's executive officers, including the Chief Executive Officer, are: (i) to attract and retain qualified executive officers; (ii) to align the interests of those executive officers with those of the Company's shareholders; and (iii) to encourage the development of a cohesive management team. The Compensation Committee believes that base salaries need to be moderately to aggressively competitive to attract and retain qualified executive officers, that the executive officers need to be provided with stock ownership opportunities to align their interests with those of the Company's shareholders and that incentive compensation should be based primarily on the accomplishment of Company performance in the interest of building a cohesive management team.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

The Company's executive compensation program focuses on Company and individual performance as measured against goals confirmed by the Compensation Committee. The Compensation Committee places emphasis on Company performance in order to inspire the Company's executives to work as a team to accomplish Company objectives. Components of the Company's executive officer compensation program may include base salary, annual cash incentive compensation and equity-based compensation, as well as various benefits which are presently available to all employees of the Company. Each component of the executive officer compensation program is discussed in greater detail below.

BASE SALARY

The Compensation Committee's recommendations regarding the base salary of each of the Company's executive officers, including the Chief Executive Officer, are based on a number of factors, including the executive officer's experience and past performance, the level of skill and responsibility required by the executive's position and his or her qualifications for the position. The Compensation Committee also considers competitive salary information gathered by outside consultants and through comparative surveys pertaining specifically to the medical device industry as well as to companies of similar size in other industries. As a result, the population of companies for which competitive salary data is obtained is broader than the industry peer group established to compare shareholder returns in the Performance Graph set forth below.

In general, the Compensation Committee seeks to set executive officer base salary at moderately to aggressively competitive levels in relation to the companies with which the Company competes for executives. Base salaries are determined prior to the beginning of each fiscal year following a review of the above factors by the Compensation Committee and may also be adjusted based on Company performance and the executive officer's impact thereon, cost of living, promotion or merit factors.

The base salary compensation component for each executive officer, other than Ms. Larson, was recommended by Ms. Larson and reviewed and approved by the Compensation Committee based on the factors discussed above.

ANNUAL CASH INCENTIVE COMPENSATION

The Company's annual cash incentive compensation program is designed to provide a direct financial incentive to the Company's executive officers, including the Chief Executive Officer, for the achievement of specific Company and individual performance goals.

During fiscal 2006, each of the Company's executive officers, including the Chief Executive Officer, were eligible to receive up to 4% of their base salary in annual cash incentive compensation based on an evaluation by the Compensation Committee of the individual executive officer's performance and achievement of specific individual objectives during the period. Incentive compensation for fiscal 2006 was awarded to all named executive officers.

In fiscal 2006 the Compensation Committee also established an incentive cash compensation program based upon achievement of aggressive Company financial performance goals. No awards were made under this program.

At its discretion, the Compensation Committee may also award additional incentive cash compensation to the Company's executive officers for performance or achievement above their individual goals. No such awards were made under this program in fiscal 2006.

EQUITY-BASED COMPENSATION

On February 28, 2006, shareholders approved the Company's 2006 Stock Incentive Plan (the "2006 Plan"). The 2006 Plan permits the Company to grant incentive stock options, non-qualified stock options or share awards to eligible recipients for up to one million shares of its common stock, plus the number of shares subject to outstanding awards under the 1995 Plan as of its expiration which are subsequently cancelled or forfeited. The grant price of an option under the 2006 Plan may not be less than the fair market value of the common stock subject to the option as of the grant date. The term of any options granted under the 2006 Plan may not exceed seven years from the date of grant. As of October 31, 2006, no stock options or share awards were granted under the 2006 Plan.

BENEFITS

The Company provides medical, dental and life and disability insurance benefits as well as a 401(k) retirement plan and a stock purchase plan to the executive officers. The same benefits are available to all Company employees. The total value of these perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of each executive officer's annual salary for fiscal 2006.

SECTION 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain compensation paid to the chief executive officer and the four other most highly compensated executives of a publicly held corporation to $1 million each. In fiscal 2006, the Company did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1 million and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

              Members of the Compensation Committee:
                   Mark F. Palma (Chair)
                   William G. Kobi
                   Richard W. Perkins

MANAGEMENT AGREEMENTS

Each of the executive officers of the Company named in the Summary Compensation Table has entered into a change of control agreement providing benefits upon termination resulting from a change of control of the Company. These agreements provide for certain payments in the event that within twelve months subsequent to a change in control of the Company or, in certain circumstances, immediately prior to a change in control of the Company, the officer's employment is terminated involuntarily by the Company or by the executive officer due to a material change of position or benefits of the executive officer (a "Qualifying Termination"). As defined in these agreements, a "change in control" means: (i) the sale, lease, exchange, or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any third party; (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (iii) a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control will be deemed to have occurred at such time as: (A) any third party is or becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote for elections of directors, or (B) individuals who constitute the Board on the date of the agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of the agreement whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination) will, for purposes of this clause (B), be deemed to be a member of the Incumbent Board.

Upon a Qualifying Termination, in addition to salary and benefits then due and in addition to any other benefits due under the Company's compensation plans, the terminated executive officer is entitled to: (a) a lump sum payment equal to the product of the executive officer's highest monthly compensation for the previous twelve month period multiplied by thirty-six (36); (b) reimbursement for all legal fees and expenses incurred by the executive officer as a result of such termination; and (c) for a thirty-six (36) month period following such termination, life and health insurance benefits substantially similar to those the executive officer was receiving at the time of termination.

The change in control agreements for the executive officers provide that in the event that any payment or benefit received by the executive officer pursuant to the agreement or any other payments the officer has the right to receive from the Company in connection with a change in control of the Company would not be deductible by the Company under Section 280G of the Code, two calculations will be performed. In the first calculation, the payments, benefits or awards to be received solely pursuant to the change in control agreement (and excluding any benefits to be received from the existing stock option and incentive plans) will be reduced by the amount the Company deems necessary so that none of the payments or benefits under the agreement (including those from the existing stock option and incentive plans) are excess parachute payments. In the second calculation, the payments will not be reduced so as to eliminate an excess parachute payment, but will be reduced by the amount of the applicable excise tax that the officer will pay related to all change in control benefits received as imposed by section 4999 of the Code. The two calculations will be compared and the calculation providing the largest net payment to the employee will be utilized to determine the change in control payments made to the officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With the knowledge and consent of the Board of Directors, John Gilles joined Synovis Interventional Solutions, Inc. as the General Manager of its Precision Engineering Division in June 2003. In November 2004, Mr. Gilles was named the Director of Sales and Marketing for Synovis Interventional Solutions, Inc. Mr. Gilles is the son of Karen Gilles Larson, former President and Chief Executive Officer, a current director and a nominee for re-election at the Annual Meeting. At the time he was hired, the Audit Committee reviewed and approved the terms and conditions of Mr. Gilles' employment. Mr. Gilles was not hired by, nor has he ever reported to Ms. Larson.

In fiscal 2006, Mr. Gilles received an annual salary of $123,144. He also received commission pay of $11,977 related directly to sales within the interventional business, and a bonus of $4,618 based on his achievement of specific individual objectives.

Mr. Gilles graduated magna cum laude from the University of St. Thomas, St. Paul, Minnesota with a Bachelor of Arts degree in Business Administration - Finance in 1986. In 1997, Mr. Gilles earned his masters degree in marketing from the University of Minnesota, Carlson School of Business. At the time he joined the Company, he had a total of sixteen years of work experience; nine years in the field of finance and seven years in marketing.

During fiscal 2006, the Company paid Mr. Palma's law firm a total of $129,856 in fees and costs in connection with services rendered in a litigation matter. The matter was dismissed in the Company's favor in July 2006, and the subsequent appeal by the plaintiff was denied in our favor in October 2006. Mr. Palma's firm was retained to represent the Company in the matter late on the afternoon of February 8, 2006, when the Company received, at its St. Paul headquarters, a motion for a temporary restraining order to be brought against the Company at 9:00 o'clock the following morning in Waukegan, Illinois. Due to the exigent circumstances and recognizing the local Chicago presence of Mr. Palma's law firm, the Company's in-house general counsel contacted Mr. Palma to ask whether his firm would represent the company in the matter. The Company retained a Chicago-based partner in the firm to handle the matter, and Mr. Palma, who is based in Minneapolis, performed no services in connection with the representation.

PERFORMANCE GRAPH

In accordance with the rules of the SEC, the following performance graph compares the performance of the Company's Common Stock on the Nasdaq Global Market to an index for the Nasdaq Stock Market (U.S. Companies) prepared by the Center for Research in Securities Prices, and to a self-determined peer group of five companies identified at the bottom of the graph.

The following performance graph compares the cumulative total stockholder return as of the end of each of the Company's last five fiscal years on $100 invested at the beginning of the period and assumes reinvestment of all dividends.

  Date              Company Index   Market Index   Peer Index
--------            -------------   ------------   ----------
10/31/01                100.0          100.0         100.0

10/31/02                146.8           79.3          74.7

10/31/03                433.8          114.9         150.8

10/31/04                193.9          117.6         114.5

10/31/05                165.3          127.3         114.1

10/31/06                135.4          142.6         133.6

The index level for all series was set to 100.0 on 10/31/01.

                        COMPANIES IN PEER GROUP

                        ATS Medical, Inc.

                        Possis Medical, Inc.

                        Rochester Medical Corporation

                        Angeion Corporation

                        Encore Medical Corporation,
                        who acquired Compex
                        Technologies, Inc.

             PROPOSAL TO APPROVE THE SYNOVIS LIFE TECHNOLOGIES, INC.
                                RIGHTS AGREEMENT

INTRODUCTION

On June 1, 2006, the Company entered into a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as rights agent.

The Rights Agreement is a new rights agreement that effectively extends protections similar (with certain modifications) to those provided by the Company's previous Rights Agreement dated June 12, 1996, which expired at the close of business on June 11, 2006. The major features of the Rights Agreement are summarized below. The summary is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which may be obtained from the Company. A copy of the Rights Agreement has also been filed electronically with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form 8-A dated June 1, 2006, and is available through the Commission's website at www.sec.gov.

The Rights Agreement's continued effectiveness is contingent on ratification by the shareholders at the 2007 Annual Meeting, and the Board recommends that the shareholders vote for the approval of the Rights Agreement. The Board believes that the Rights Agreement is in the best interests of the Company and its shareholders as it provides the Board with time and bargaining power to respond to takeover offers that the Board considers to be coercive, abusive, or opportunistic and hostile, as well as to more generally evaluate offers, consider alternative offers, and to negotiate the best price for the Company's shareholders if a change of control transaction is to occur.

SUMMARY OF THE RIGHTS AGREEMENT

The Rights Agreement is designed to protect the Company's shareholders from coercive or otherwise unfair proposals to acquire the Company for consideration that does not reflect the long-term value of the Company's common stock by effectively requiring persons wishing to acquire more than 20% of the Company's common stock to negotiate with the Board.

As described in more detail below, the Rights Agreement generally provides that upon the acquisition of common stock by any person or group (other than certain exempt persons) resulting in the person or group beneficially owning 20% or more of the Company's outstanding common stock, the holders of the Company's common stock other than such person or group will have the right to acquire common stock of the Company at a favorable price. The result will be significant dilution of the holdings of the person or group that surpasses the 20% threshold.

The terms of the Rights Agreement provide for a dividend distribution of one common stock purchase right (a "Right") for each outstanding share of the Company's common stock, par value $.01 per share (the "Common Shares"), payable to shareholders of record at the close of business on June 11, 2006 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company at any time following the Distribution Date (as defined below) one-tenth of a Common Share, or a combination of securities and assets of equivalent value, at a purchase price of $5.00 per one-tenth Common Share (the "Purchase Price"), subject to adjustment.

EVENTS CAUSING THE EXERCISABILITY OF THE RIGHTS

Initially, the Rights are evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and will be distributed to the holders thereof on the "Distribution Date," which shall be the first to occur of the following:

            - 10 business days following a "Stock Acquisition Date," which is the date of a public announcement that a person or group (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares, other than as a result of a Permitted Offer, as defined; or

            - 10 business days following the commencement of a tender offer or exchange offer (other than a Permitted Offer, as defined) that would result in a person or group beneficially owning 20% or more of the outstanding Common Shares.

A "Permitted Offer" means a tender or exchange offer which is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board who are Outside Directors, to be adequate and otherwise in the best interests of the Company and its shareholders (other than the person or any affiliate or associate thereof on whose behalf the offer is being made). "Outside Directors" are members of the Board who are not officers of the Company or any of its subsidiaries and who are not Acquiring Persons or affiliates, associates, nominees or representatives of Acquiring Persons.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 10, 2016 (or, if the Rights Agreement is not approved by the shareholders at the Annual Meeting, immediately following the Annual Meeting), unless earlier redeemed or exchanged by the Company as described below.

As soon as practical after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate

Rights Certificates alone will represent the Rights. All Common Shares issued prior to the earlier of the Distribution Date and the expiration of the Rights will be issued with Rights. Common Shares issued after the Distribution Date upon the exercise of employee stock options, issuances under other employee stock benefit plans or the conversion of convertible securities issued prior to the Distribution Date will be issued with Rights.

EFFECT OF A DISTRIBUTION DATE

In the event that a person or group, with certain exceptions, becomes the beneficial owner of more than 20% of the then outstanding Common Shares, other than as a result of a Permitted Offer, or any Acquiring Person or associate or affiliate thereof merges or consolidates with or into the Company and the Company is the surviving or continuing corporation, or engages in one or more series of self-dealing transactions as described in Section 11(a)(ii) of the Rights Agreement; then, and in each such case, each holder of a Right will have the right to receive, upon exercise for a purchase price equal to 10 times the Purchase Price of the Right, that number of Common Shares (or in certain circumstances, cash, property or other securities of the Company) having a market value equal to 20 times the Purchase Price of the Right. The Rights, however, are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or certain related persons and transferees) will be null and void. The events set forth in this paragraph are referred to as "Section 11(a)(ii) Events."

For example, at a Purchase Price of $5.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Section 11(a)(ii) Event would entitle its holder to purchase $100 worth of Common Shares (or other consideration as noted above) for $50. If the Common Shares had a per-share value of $10 at such time, the holder of each valid Right would be entitled to purchase 10 Common Shares for $50.

THE BOARD MAY REDEEM OR EXCHANGE THE RIGHTS

In the event that, at any time following the Stock Acquisition Date, other than pursuant to a Permitted Offer, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or the Common Shares are changed or exchanged or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise thereof for a purchase price equal to 10 times the current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value equal to 20 times the Purchase Price of the Right.

At any time after the occurrence of a Section 11(a)(ii) Event, at the election of a majority of the Outside Directors, the Company may exchange the Rights (other than Rights which have become void), in whole or in part, for Common Shares, with each Right to be exchanged for a number of Common Shares equal to the result obtained by dividing (x) a number equal to 10 times the Purchase Price by (y) the current market price per Common Share (subject to adjustment). In any such exchange, the Company, at its option, may substitute a series of preferred stock of the Company with rights, privileges and other terms substantially the same as the Common Shares.

The Purchase Price payable, and the number of Common Shares or other securities or other property issuable upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the Common Shares, (ii) if all holders of any security of the Company are granted rights, options or warrants to subscribe for or purchase Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

The Board may, at its option, at any time prior to the close of business on the tenth day after a Stock Acquisition Date, redeem all, but not less than all, of the then outstanding Rights at a price of $.001 per Right. The Rights will then terminate immediately and each Right, whether or not previously exercised, will thereafter represent only the right to receive the redemption price in cash or securities, as determined by the Board.

QUALIFIED OFFER

In the event the Company receives a Qualified Offer (as defined below), the Rights may be redeemed by way of shareholder action taken at a special meeting of shareholders called by the Board for the purpose of voting on a resolution accepting the Qualified Offer and authorizing the redemption of the Rights pursuant to the provisions of the Rights Agreement. Generally, the special meeting must be held not less than 90 nor more than 120 days after the later of the date the Qualified Offer is received and the date of any previously scheduled meeting of shareholders to be held within 60 days after the offer date.

Such an action by shareholders requires the affirmative vote of holders of the greater of (i) a majority of the voting power of the shares of Common Stock present and entitled to vote on the resolution, or (ii) a majority of the voting power of the minimum number of shares of Common Stock entitled to vote on the resolution that would constitute a quorum for the transaction of business at the meeting (except where the Company's Articles of Incorporation or the Minnesota Business Corporation Act require a larger proportion or number), as such vote is determined at the special meeting, not giving effect to any affirmative votes cast by the offering person or any of its affiliates, and is effective immediately prior to the consummation of any Qualified Offer to be consummated within 60 days after the special meeting.

A "Qualified Offer" is a tender offer for all outstanding shares of Common Stock not already beneficially owned by such person that meets the following conditions:

      - the same per share price and consideration is offered for all shares, and the consideration offered is no less than the then current market price for shares of Common Stock, is at least 80% cash (and any non-cash portion is comprised of shares listed on a national exchange or the Nasdaq Global Market), and is to be paid upon consummation of the offer,

      - on or prior to the commencement of the offer, the offer is accompanied by written definitive financing commitments and/or the person making the offer has on hand cash or cash equivalents, for the full amount of all financing necessary to consummate the offer and has irrevocably committed to use such cash for the offer and to set apart and maintain such cash until the offer is consummated or withdrawn,

      - the offer requests that the Company call a special meeting of shareholders to accept the offer and contains a written agreement of the person making the offer to pay at least 50% of the Company's costs of the special meeting,

    - the offer by its terms remains open for at least 30 business days plus 20 business days after any change in price or after any bona fide alternative offer for a higher consideration is made,

    - the offer is accompanied by a written opinion of a nationally recognized investment banking firm, stating that the price to be paid to holders pursuant to the offer is fair and including any written presentation of such firm showing the range of values underlying such conclusion,

    - on or before the date the offer is commenced, such person makes an irrevocable written commitment to the Company:

    - to acquire, within 5 business days upon completion of the offer, all shares of Common Stock then not beneficially owned by such person at the same price, and for the same consideration, per share as paid in the offer,

    -       not to amend its offer to reduce the price,

    - that such person will not make another offer for the Common Stock within one year if at least 85% of the Common Stock not owned by such person has not been tendered, and

    - such offer is not subject to any financing, funding or similar condition, does not include any condition relating to completion of or satisfaction with any due diligence or similar investigation, and otherwise provides for usual and customary terms and conditions.

In the determination of the fairness of any offer, the Board retains the authority to reject, advise the shareholders to reject, or take other action in response to any offer necessary to the exercise of its fiduciary duties.

Immediately upon action of the Board ordering the redemption of the Rights or upon the effectiveness of a redemption of the Rights pursuant to shareholder adoption of a resolution accepting a Qualified Offer and authorizing the redemption of the Rights, the only existing right of a holder of the Rights shall be to receive the redemption price for the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or receive dividends. The creation of the Rights should not be taxable to shareholders. Shareholders may, however, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of an acquiring company.

ANTI-TAKEOVER EFFECTS

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board. The Rights will not interfere with any merger or other business combination approved by at least a majority of the Outside Directors of the Company because the Outside Directors may, at their option, either (i) declare the transaction to be a "Permitted Offer," or (ii) at any time before the close of business on the tenth business day following the Stock Acquisition Date, redeem the then outstanding Rights at the redemption price.

PERIODIC REVIEW OF RIGHTS AGREEMENT

The Rights Agreement contains a so-called "TIDE" provision, which requires a shareholder rights agreement committee of the Board to review (not less than once every 3 years) whether maintaining the Rights Agreement continues to be in the best interest of the Company's shareholders.

AMENDMENTS TO TERMS OF THE RIGHTS

Any of the provisions of the Rights Agreement, including the definition of Acquiring Person or the Purchase Price, may be amended by at least a majority of the Outside Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by at least a majority of the Outside Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen certain time periods under the Rights Agreement. However, no amendment to adjust the time period governing redemption can be made at such time as the Rights are not redeemable.

BOARD OF DIRECTORS RECOMMENDATION AND VOTE REQUIRED

The Board recommends that shareholders vote FOR the proposal to approve the Rights Agreement. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary to approve the Rights Agreement. Unless a contrary choice is specified on the proxy card, proxies solicited by the Board will be voted FOR approval of the Rights Agreement.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of October 31, 2006 with respect to compensation plans under which equity securities the Company are authorized for issuance.

                                                                                                        C
                                                                                              Number of securities
                                             A                            B                  remaining available for
                                 Number of securities to be   Weighted-average exercise       future issuance under
                                  issued upon exercise of        price of outstanding      equity compensation plans
                                   outstanding options,         options, warrants and        (excluding securities
Plan Category                       warrants and rights                 rights              reflected in column A)(1).
----------------------------     --------------------------   -------------------------    ---------------------------
Equity compensation
Plans approved by the
Company's stockholders                   647,916                         $ 9.12                    1,085,310

Equity compensation
Plans not approved by the
Company's stockholders                         -                         $    -                            -
                                         -------                         ------                    ---------
TOTAL                                    647,916                         $ 9.12                    1,085,310


(1) Included in the securities remaining available for issuance (Column C) are 1,053,249 shares associated with various stock award and stock option plans and 32,061 shares associated with the Company's Employee Stock Purchase Plan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during, or with respect to, the period ended October 31, 2006, all reports were filed with the SEC on a timely basis.

                                 CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial and accounting officer and certain other senior financial personnel. The Code of Ethics is filed as Exhibit 14.1 to the Company's annual report on Form 10-K for the fiscal year ended October 31, 2006.

                              INDEPENDENT AUDITORS

The Audit Committee has not met to select the independent certified public accountants to audit the Company's financial statements for the year ending October 31, 2007. Deloitte and Touche LLP was the Company's independent public accounting firm for fiscal 2005 and fiscal 2006. The Company has requested and expects a representative of Deloitte and Touche LLP to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

Shareholder proposals intended to be presented in the proxy materials relating to the 2008 Annual Meeting of Shareholders must be received by the Company on or before September 28, 2007 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

A shareholder who wishes to make a proposal at the next Annual Meeting without including the proposal in the Company's proxy statement must notify the Company by December 12, 2007. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Company for the next Annual Meeting will have discretionary authority to vote on the proposal.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the Board of Directors by sending correspondence, addressed to our Corporate Secretary, Synovis Life Technologies, Inc., 2575 University Avenue W., St. Paul, MN 55114-1024, with an instruction to forward the communication to the Board or to a particular director. Our Corporate Secretary will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or Annual Report on Form 10-K to Shareholders may have been sent to any household where two or more shareholders reside. The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request to the Company's Investor Relations Department, 2575 University Avenue W., St. Paul, MN 55114-1024, telephone: (651) 796-7300.

Any shareholder who wishes to receive separate copies of the Company's Proxy Statement or Annual Report on Form 10-K to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder's bank, broker, or other nominee record holder, or the shareholder may contact the Company at the above address and number.

                                  ANNUAL REPORT

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED OCTOBER 31, 2006 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF JANUARY 8, 2007 UPON RECEIPT FROM ANY SUCH PERSON OF AN ORAL OR WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: SYNOVIS LIFE TECHNOLOGIES, INC., 2575 UNIVERSITY AVENUE W., ST. PAUL, MINNESOTA, 55114-1024, ATTN: CHIEF FINANCIAL OFFICER, OR BY ELECTRONIC MAIL TO INFO@SYNOVISLIFE.COM.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Richard W. Kramp

                                       Richard W. Kramp
                                       President and Chief Executive Officer

January 12, 2007
St. Paul, Minnesota

                            SYNOVIS LIFE TECHNOLOGIES

                   NOMINATING AND GOVERNANCE COMMITTEE CHARTER

I.    PURPOSE

      The primary focus of the Nominating and Governance Committee (the "Committee") is on the broad range of issues surrounding the composition and operation of the Board of Directors (the "Board"). The Committee provides assistance to the Board, the Chairman and the CEO in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices. The Committee's purpose is to assure that the composition, practices and operation of the Board contribute to value creation and effective representation of Synovis Life Technologies stockholders.

II.   COMPOSITION

      The Committee should be composed of at least three independent directors

III.  MEETINGS

      The Committee will meet at least on an annual basis and more frequently as circumstances require.

IV.   RESPONSIBILITIES

      The responsibilities of the Committee in the areas of Corporate Governance shall be to:

      A.    Nominating

            1. Develop a Board which provides management with experienced and seasoned business and/or financial advisors in fields expected to benefit current or future business directions of the Company;

            2. Evaluate the number of directors on the Board (the number of Board directors may be increased without shareholder approval, but may not be decreased without shareholder approval).

            3. Evaluate the proportion of the Board to be comprised of non-management directors.

            4. Evaluate all nominees for board membership, whether for the slate of director nominees to be proposed by the Board to the shareholders or any director nominees to be elected by the Board to fill interim director vacancies;

            5. Review director candidates submitted by stockholders, management, the Board and others;

            6. Review and recommend to the Board concerning the Board's organizational structure and operations, including a Chair of the Board.

            7. Review and recommend to the Board with respect to director orientation, training and regulatory requirements.

      B.    Corporate Governance

            1. Regularly review issues and developments related to corporate governance and formulate and recommend governance standards to the Board;

            2. Make recommendations to the Board regarding committee structure and delegated responsibilities to be included in the charter of each board committee. Appoint directors to Board committees.

            3. Suggest rotations for chairpersons of committees of the Board as it deems desirable from time to time.

            4. Evaluate and recommend any revisions to board and committee meeting policies and logistics; and

            5.    Lead an annual review of Board performance and effectiveness.

Adopted by the Synovis Life Technologies, Inc. Board of Directors on December 14, 2006.

                         SYNOVIS LIFE TECHNOLOGIES, INC.

                             AUDIT COMMITTEE CHARTER

I.    PURPOSE

      The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Synovis Life Technologies, Inc. (the "Corporation") in fulfilling its general oversight responsibilities to the shareholders of the Corporation and others relating to the integrity of the Corporation's financial statements, the Corporation's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of the Corporation's internal accounting and financial controls and the performance of the independent auditor. In doing so, the Committee is responsible to maintain free and open communication between the Committee, management, and the independent auditor.

      Management is responsible for the preparation, presentation and integrity of the Corporation's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Corporation's independent auditor is responsible for performing an independent audit of the consolidated financial statements of the Corporation in accordance with generally accepted auditing standards.

      The Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with the independent auditor and the experience of the Committee's members in business, financial and accounting matters.

      The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section IV of this Charter. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditor as well as to officers and employees of the Corporation.

II.   COMPOSITION

      The Committee shall be comprised of three or more directors, each of whom shall be independent, non-officer directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Committee members shall otherwise meet the applicable audit committee membership requirements of the Securities and Exchange Commission and any exchange or market on which the Company's securities trade (as may be modified or supplemented from time to time). At least one member of the Committee shall qualify as a "financial expert" in accordance with the requirements of the Securities and Exchange Commission and any exchange or market on which the Company's securities trade (as may be modified or supplemented from time to time).

      The members of the Committee shall be elected by the Board and serve until their successors shall be duly elected and qualified or until their earlier death, removal or resignation from the Board or the Committee. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

III.  MEETINGS

      The Committee shall meet at least quarterly or more frequently as circumstances dictate. As part of its job to foster open communication, and as the Committee deems appropriate, the Committee shall meet privately in separate sessions with executive management, the principal accounting officer, and/or the independent auditor and as a committee to discuss any matters that the Committee or each of these individuals or groups believes should be discussed.

      A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. The Committee may also take action by unanimous written consent or authenticated electronic communication or by conference communication by means of telephone or other remote communication by which all persons may participate with each other, and such participation in a meeting shall constitute presence in person at such meeting.

IV.   RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

1. Review and reassess the adequacy of this Charter at least annually, and more frequently as conditions dictate, and propose any amendments to the Charter as it deems necessary or appropriate. Submit the Charter to the Board for approval and cause the Charter to be approved as frequently as may be required by the rules and regulations of the Securities and Exchange Commission and the rules of any exchange or market on which the Company's securities trade (as may be modified or supplemented from time to time).

2. Review the Corporation's annual audited financial statements and Management Discussion and Analysis (MD&A) disclosures before they are filed with the Securities and Exchange Commission or released. Review should include discussions with management and the independent auditor of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including their judgment about the quality (not just acceptability) of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the consolidated financial statements, and a review with the independent auditor of any auditor report to the Committee required under the rules and regulations of the Securities and Exchange Commission or any exchange or market on which the Company's securities trade (as may be modified or supplemented from time to time). Review should also include review of the independence of the independent auditor and a discussion with the independent auditor of the conduct of their audit (see below). Based on such review, determine whether to recommend to the Board that the annual audited financial statements be included in the Corporation's Annual Report on Form 10-K filed under the rules of the Securities and Exchange Commission.

3. Review with management and the independent auditor the Corporation's interim financial reports and MD&A disclosures before they are filed with the Securities and Exchange Commission or released. The Committee may designate the Chair of the Committee or another member or members of the Committee to represent the entire Committee for purposes of this review.

4. Review earnings releases, and review and discuss generally the types of information to be disclosed and the type of presentations to be made, including the use of "non-GAAP financial measures," in the Corporation's earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. The Chair of the Committee may represent the entire Committee for purposes of the review of earnings releases and such other information.

5. Review and discuss with the Chief Executive Officer and the Chief Financial Officer the basis for the certifications to be provided in the Corporation's Form 10-K and Form 10-Qs.

6. Review and discuss with the Chief Executive Officer, the Chief Financial Officer and the independent auditor all significant deficiencies, if any, in the design or operation of internal controls that could adversely affect the Corporation's ability to record, process, summarize and report financial data and any fraud that involves management or other employees who have a significant role in the Corporation's internal controls.

7. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

8. Prepare a report to shareholders to be included in the Corporation's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission and any exchange or market on which the Company's securities trade (as may be modified or supplemented from time to time).

9.    On an annual basis, review and reassess the Committee's effectiveness.

Oversight of Independent Auditor Relationship

10. The Corporation's independent auditor is directly accountable to the Committee and the Board. The Committee shall have the sole authority to appoint and retain the Corporation's independent auditor and approve the fees and other compensation to be paid to the independent auditor. The Corporation shall, at all times, make adequate provision for the payment of all fees and other compensation approved by the Committee to the Corporation's independent auditor.

11. On an annual basis, or more frequently as conditions dictate, review and discuss with the independent auditor all significant relationships the independent auditor has with the Corporation to determine the independent auditor's independence, including whether the independent auditor's performance of permissible non-audit services is compatible with the independent auditor's independence. Such review should include receipt and review of a written report from the independent auditor consistent with the Independence Standards Board Standard 1 (as may be amended or supplemented from time to time), delineating all relationships between the independent auditor and the Corporation and any other relationships that may adversely affect the independence of the independent auditor.

12. Review the performance of the independent auditor and approve any proposed discharge of the independent auditor when circumstances warrant.

13. Consult with the independent auditor out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

14. Before filing or releasing annual financial statements, discuss the conduct and results of the audit with the independent auditor, including a discussion of the matters required to be communicated to audit committees in accordance with the Statement on Auditing Standards No. 61 (as may be modified or supplemented from time to time).

15. Obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

16. Consider the independent auditor's judgment about the quality and appropriateness of the Corporation's accounting principles and critical accounting estimates as applied in its financial reporting.

17. On an annual basis, or more frequently as conditions dictate, review and discuss a report by the independent auditor describing the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor and any steps taken to deal with any such issues.

18. Review and evaluate the lead partner of the independent auditor team. It shall oversee the rotation of audit engagement team partners as required by law, rules and regulations of the Securities and Exchange Commission.

19. All engagements for any audit services and non-audit services by the independent auditor must be approved by the Committee before the commencement of any such services. The Committee may designate a member or members of the Committee to represent the entire Committee for purposes of pre-approval of audit and non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Corporation's independent auditor may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.

Financial Reporting Processes and Controls

20. In consultation with the independent auditor and the principal accounting officer, review the integrity of the Corporation's financial reporting processes and controls, both internal and external. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditor and the principal accounting officer together with management's responses. Review any significant changes to the Corporation's auditing and accounting policies.

21. Consider and approve, if appropriate, significant changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditor, executive management or the principal accounting officer.

Process Improvement

22. Establish regular and separate systems of reporting to the Committee by each of executive management, the independent auditor and the principal accounting officer regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

23. Following completion of the annual audit, review separately with executive management, the independent auditor and/or the principal accounting officer, as the Committee deems necessary or appropriate, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

24. Resolve any disagreements between management and the independent auditor regarding financial reporting.

25. Review with the independent auditor, the principal accounting officer and/or executive management, as the Committee deems necessary or appropriate, the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Other and Legal Compliance

26. On at least an annual basis, review with management of the Corporation and with the Corporation's law firm(s) any legal matters that could have a significant impact on the Corporation's financial statements, the Corporation's compliance with applicable laws and regulations and any inquiries received from regulators or governmental agencies.

27. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission to the Committee by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

28. Oversee all related party transactions entered into by the Corporation, as may be required by the rules and regulations of the Securities and Exchange Commission or any exchange or market on which the Company's securities trade (as may be modified or supplemented from time to time).

29. Retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary to carry out its duties. The Corporation shall, at all times, make adequate provision for the payment of all fees and other compensation approved by the Committee to any consultants or experts employed by the Committee.

30. Maintain minutes of Committee meetings and periodically report to the Board on significant results of the foregoing activities.

31. Establish policies for the hiring of employees and former employees of the independent auditor, if applicable. Management will notify the Committee if hiring a current or former employee of the independent auditor is being contemplated.

32. Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditor. It is also the responsibility of management to assure compliance with laws and regulations and the Corporation's corporate policies with oversight by the Committee in the areas covered by this Charter.

Adopted by the Synovis Life Technologies, Inc. Board of Directors on December 14, 2006.

                         SYNOVIS LIFE TECHNOLOGIES, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints RICHARD W. KRAMP and BRETT REYNOLDS, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Synovis Life Technologies, Inc. (the "Company") held of record by the undersigned on January 8, 2007, at the Annual Meeting of Shareholders to be held on March 8, 2007, or any adjournment thereof.

1.    Election of Directors:

       [ ]  FOR all nominees listed           [ ]  Vote WITHHELD from all
            below (except as marked                nominees listed below.
            to the contrary below).

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

            William G. Kobi               Richard W. Perkins
            Richard W. Kramp              Timothy M. Scanlan
            Karen Gilles Larson           Sven A. Wehrwein
            Mark F. Palma

2.    Proposal to adopt the Company's Rights Agreement:

         FOR            AGAINST            ABSTAIN
         [ ]              [ ]                [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                              Dated:_______________________________, 2007

                              ___________________________________________
                                              (Signature)

                              ___________________________________________
                                       Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.